SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OMNOVA SOLUTIONS

                    GAMCO INVESTORS, INC.
                                 3/26/01            1,000-            6.6180
                                 3/16/01            2,500             6.7100
                                 3/07/01            5,000             6.9730
                                 3/06/01            2,500             6.6500
                                 3/06/01            2,000             6.7000
                                 3/05/01            3,000             6.6000
                                 3/01/01            1,700             6.8600
                                 3/01/01            2,500-            6.7100
                                 2/28/01            2,500-            6.7400
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 3/07/01            1,800             6.9500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.